SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2004

RENT-WAY, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22026	25-1407782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania		16505
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (814) 455-5378

Not Applicable
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

On January 29, 2004, Rent-Way, Inc. (the "Company") issued a news release announcing the completion of the Company's exchange offer for its 11f% Senior Secured Noted due 2010, which have been registered under the Securities Act of 1933, as amended, for the same aggregate principal amount of its outstanding 11f% Senior Secured notes due 2010. A copy of the news release is attached hereto as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.                     Description

99.1                                 Press Release dated January 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2004	By:	/S/ WILLIAM A. MCDONNELL
William A. McDonnell
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                 Description

99.1                             Press Release dated January 29, 2004.